Exhibit 99.1

NU/NSTAR Merger Closes, Creating New England’s

Premier Utility Company

Larger, more diverse company well-positioned for growth

HARTFORD, Conn. and BOSTON, Mass. (April 10, 2012) – Northeast Utilities (NYSE: NU) and NSTAR (NYSE: NST) announced today that their merger is complete, creating one of the nation’s largest utilities with six regulated electric and natural gas utilities serving 3.5 million customers in three states. The newly merged company will continue to be called Northeast Utilities and NSTAR will become an NU subsidiary in Massachusetts. NU will be more diverse and better positioned to support economic growth and renewable energy opportunities in New England.

Upon the closing of the merger, Thomas J. May became president and CEO of Northeast Utilities, and Charles W. Shivery became non-executive chairman of NU’s board of trustees. The combined company will have dual headquarters in Boston, MA, and Hartford, CT.

“Today our two great companies become one. This merger puts us in a unique position to provide better service levels, support our communities and employees, and take the lead on green programs and smart technologies that protect the environment,” said May. “This is an exciting time in the energy industry and together we have the scale, talent and financial resources to meet the complex and demanding energy needs of our customers across New England.”

Also effective today, the NU board of trustees now consists of 14 members including seven designees of NU and seven designees of NSTAR. The NU trustees who will continue to serve on the board are Mr. Richard H. Booth, Mr. John S. Clarkeson, Ms. Cotton M. Cleveland, Mr. Sanford Cloud, Jr., Mr. Kenneth R. Leibler, Mr. Charles W. Shivery and Mr. Dennis R. Wraase. The new NU trustees designated by NSTAR are Mr. James S. DiStasio, Mr. Francis A. Doyle, Mr. Charles K. Gifford, Mr. Paul A. LaCamera, Mr. Thomas J. May, Mr. William C. Van Faasen and Ms. Frederica M. Williams.

Customer Benefits

With a deep commitment to building on the shared companies’ history of delivering great service to New Englanders, NU has plans to make significant investments in energy infrastructure over the next five years. In addition, customers will share in the estimated $780 million merger savings produced over the next ten years. These important long-term savings will come as a result of efficiencies achieved over time, primarily through process improvements, consolidation of systems and drawing on best practices from both companies. Customers can expect to interact with their individual utility as they always have, with the same names, addresses and websites they currently utilize.

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“As a stronger company, we are better positioned with the resources necessary to deliver outstanding reliability and service,” said May. “Our customers will not only share in the financial savings our combined company will achieve, they will also benefit from significant investments in upgrades to our infrastructure.”

As a result of merger-related settlements in Massachusetts and Connecticut, NU has guaranteed benefits for customers that include rate credits, rate freezes and continued civic engagement. The company also pledges further environmental commitments to renewable energy, energy efficiency and electric vehicle development.

One of New England’s largest, local employers

As a locally controlled energy company, the newly merged company creates a strong platform for job stability and career opportunities for its 9,000 employees. The merger provides greater resources for storm restoration, as well as for infrastructure improvements and safe and reliable electric service.

“We are keenly aware of the crucial role our employees will continue to play in the success of our company,” May added. “We have a dedicated team of talented, hard-working men and women that is up to the task of building upon our strengths and tackling the future challenges of our rapidly evolving industry.”

NU will continue to support the communities it serves and will maintain funding for vital civic and philanthropic organizations across its combined service areas.

Transaction information

In accordance with the merger agreement, NSTAR shareholders will receive 1.312 Common Shares of NU for each Common Share of NSTAR previously held. Northeast Utilities, with a post-close market capitalization of about $12 billion, will operate four electric distribution and transmission companies, as well as two gas distribution companies in Massachusetts, Connecticut and New Hampshire. On a pro-forma basis, the combined company would have annual operating revenues of $7.4 billion, based on results for the 12 months ended December 31, 2011. Per the merger agreement, effective for its second quarter dividend payment, NU is expected to increase its current quarterly dividend from $0.29375 to approximately $0.3425 per common share.

Media briefing

NU President and Chief Executive Officer Tom May will conduct a telephone briefing with the news media today at 2 pm EDT to discuss the merger closing. To listen to a live broadcast of the briefing, go to http://edge.media-server.com/m/p/hmknw5tp/lan/en.

About NU

Northeast Utilities (NU) operates New England’s largest energy delivery company. NU and its companies are committed to safety, reliability, environmental leadership and stewardship, as well as expanding energy options for its more than 3 million electric and natural gas customers in Connecticut, Massachusetts and New Hampshire. Headquartered in Hartford, CT, and Boston, MA, NU is a Fortune 500 company traded on the New York Stock Exchange under the symbol NU. Learn more about NU and its family of companies at nu.com.

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Contacts:

Media Inquiries:

Caroline Pretyman

617-424-2460

caroline.pretyman@nstar.com

Al Lara

860-728-4616

albert.lara@nu.com

Mike Durand

508-441-5831

michael.durand@nstar.com

Investor Inquiries:

Jeff Kotkin

860-728-4650

jeffrey.kotkin@nu.com

John Moreira

781-441-8887

john.moreira@nstar.com

Information Concerning Forward-Looking Statements

In addition to historical information, this communication may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Forward-looking statements relating to the merger include, but are not limited to statements about the benefits of the merger involving NSTAR and Northeast Utilities, including future financial and operating results, Northeast Utilities’ plans, objectives, expectations and intentions, and other statements relating to the merger that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements. With respect to the merger, these factors include, but are not limited to the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; integration efforts making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on post-merger issues; the effect of future regulatory or legislative actions on the companies; and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect. These risks, as well as other risks are more fully discussed in the “Risk Factors” section of NSTAR’s and Northeast Utilities’ most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other NSTAR and Northeast Utilities reports filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov. Forward-looking statements included in this document speak only as of the date of this document and we do not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document.

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